Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 27, 2006 relating to the financial statements and financial statement schedule of Shutterfly Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 12, 2006